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                                                                   EXHIBIT 12.01

                CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP

               Computation of Ratio of Earnings to Fixed Charges
                          (dollars in thousands)

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
                                                                                         SIX MONTHS ENDED
                                                                                          JUNE 30, 2003
                                                                                          -------------
Income before income taxes, minority interests, discontinued
operations, cumulative effect of a change in accounting
principle and extraordinary item                                                             $ (2,968)
Distributions received in excess of earnings from unconsolidated companies                      4,229
Equity in (earnings) loss net of distributions received from unconsolidated companies          (5,689)
Interest Expense                                                                               86,306
Portion of rent expense representative of interest                                                246
Amortization of Deferred Financing Costs                                                        4,968
                                                                                             --------

Earnings                                                                                     $ 87,092
                                                                                             ========

Interest Expense                                                                             $ 86,306
Capitalized Interest                                                                            8,297
Amortization of Deferred Financing Costs                                                        4,968
GMAC Preferred Dividend                                                                             -
Portion of rent expense representative of interest                                                246
                                                                                             --------
Fixed Charges                                                                                $ 99,817
                                                                                             ========

Ratio of Earnings to Fixed Charges                                                               0.87
                                                                                             ========
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